                                                                    Exhibit 23.5



                           REMY, THOMAS and MOOSE
                              Attorneys at Law
Michael H. Remy         455 Capitol Mall, Suite 210
Tina A. Thomas         Sacramento, California 95814
James G. Moose                                                 Georganna Foondos
Whitman F. Manley              (916) 443-2745                   Land Use Analyst
John H. Mattox               FAX (916) 443-9017
Courtney A Kaylor
Danae J. Aitchison
Andrea M. Klein





November 25, 1996




Canyon Resources Corporation
14142 Denver West Parkway, Suite 250
Golden, Colorado  80401

To Whom It May Concern:

         Remy, Thomas and Moose hereby consents to the incorporation by reference into the Registration Statements of Canyon Resources Corporation (the "Company") on Form S-3 covering the registration of 20,000,000 shares of the Company's common stock, of its letter dated January 31, 1994, pertaining to the discussion of environmental and permitting issues in the Briggs Gold Project Feasibility Study as referred to in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

Very truly yours,


/s/ TINA A. THOMAS

Tina A. Thomas
Counsel to Canyon Resources Corporation

TAT:aj